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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          We hereby consent to the use in this Amendment No. 7 to the Registration Statement on Form S-1 of GNC Acquisition Holdings Inc. of our report dated February 25, 2011, except for Note 2(b) which is as of March 8, 2011, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of GNC Acquisition Holdings Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
March 21, 2011

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM